SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 31, 2005

Atlantic Express Transportation Corp.

(Exact Name of Registrant as Specified in Charter)

New York	4151	13-392-4567
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

7 North Street Staten Island, New York 10302-1205

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (718) 556-8079

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure

On August 31, 2005, Atlantic Express Transportation Corp. announced the successful completion of its previously announced offer to exchange up to (i) $105.0 million in aggregate principal amount of its 12% Series B Senior Secured Notes due 2008, which have been registered under the Securities Act of 1933, as amended, for its outstanding unregistered 12% Series A Senior Secured Notes due 2008 and (ii) $10.0 million in aggregate principal amount of its Series B Senior Secured Floating Rate Notes due 2008, which have been registered under the Securities Act of 1933, as amended, for its outstanding unregistered Series A Senior Secured Floating Rate Notes due 2008.  A copy of the company’s press release is attached hereto as Exhibit 99.1.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 31, 2005

ATLANTIC EXPRESS TRANSPORTATION CORP.

/s/ Neil J. Abitabilo
Name:	Neil J. Abitabilo
Title:	Chief Financial Officer